Exhibit 10.3

Execution Version

AMENDMENT AND WAIVER

This AMENDMENT AND WAIVER (this “Amendment and Waiver”) is made and entered into as of August 15, 2017 by XTANT MEDICAL HOLDINGS, INC., a Delaware corporation (the “Company”), ROS acquisition offshore lp, a Cayman Islands Exempted Limited Partnership (“ROS”) and ORBIMED ROYALTY OPPORTUNITIES II, LP, a Delaware limited partnership (“Royalty Opportunities” and, together with ROS, collectively, the “Holders”).

WHEREAS, ROS is the registered holder of a Convertible Promissory Note in the aggregate principal amount of $1,428,552.78 issued on April 14, 2016 and Convertible Promissory Notes in the aggregate principal amounts of $995,700 and $42,856.59 issued on January 17, 2017 (collectively, the “ROS Notes”), in each case, by the Company;

WHEREAS, Royalty Opportunities is the registered holder of a Convertible Promissory Note in the aggregate principal amount of $809,613.67 issued on April 14, 2016 and Convertible Promissory Notes in the aggregate principal amounts of $564,300 and $24,288.41 issued on January 17, 2017, in each case, by the Company (collectively, the “Royalty Opportunities Notes” and together with the ROS Notes, collectively, the “Notes”); and

WHEREAS, pursuant to Section 10.13 of the Notes, the terms and conditions of the Notes may be amended or waived by the written consent of each affected holder of the Notes.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Definitions. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Notes.

2.                  Interest Deferral. Interest accrued on the Notes otherwise required to be paid in cash on July 15, 2017 shall instead be required to be paid in cash on September 30, 2017, plus interest accrued on such interest from July 15, 2017 to the date of payment thereof at a rate equal to 6.00% per annum plus 100 basis points.

3.                  Waiver. Each Holder hereby waives any Event of Default that has occurred under the Notes as a result of the Company’s failure to pay interest accrued on the Notes on July 15, 2017.

4.                  No Implied Waiver. Except as expressly set forth in this Amendment and Waiver, this Amendment and Waiver shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Holders under the Notes or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Notes, all of which shall continue in full force and effect. Nothing in this Amendment and Waiver shall be construed to imply any willingness on the part of the Holders to agree to or grant any similar or future consent or waiver of any of the terms and conditions of the Notes.

5.                  Governing Law. THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be executed as of the day and year first above written.

XTANT MEDICAL HOLDINGS, INC.,

By:	/s/ Carl D. O’Connell
Name:	Carl D. O’Connell
Title:	Chief Executive Officer

Signature Page to Amendment and Waiver

ROS Acquisition Offshore LP,

By OrbiMed Advisors LLC, solely in its
capacity as Investment Manager

By:	/s/ Samuel D. Isaly
Name:	Samuel D. Isaly
Title:	Managing Member

ORBIMED ROYALTY OPPORTUNITIES II, LP,

By OrbiMed ROF II LLC,
its General Partner
By OrbiMed Advisors LLC,
its Managing Member

By:	/s/ Samuel D. Isaly
Name:	Samuel D. Isaly
Title:	Managing Member

Signature Page to Amendment and Waiver